UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 4, 2007 (Date of earliest event reported)

Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On December 4, the Board of Directors (the “Board”) of Charles & Colvard, Ltd. (the “Company”) approved a form of indemnification agreement (each, an “Indemnification Agreement”) and authorized the Company to enter into a separate Indemnification Agreement with each member of the Board. Effective as of December 4, 2007, the Company entered into an Indemnification Agreement with each of Robert S. Thomas, Lisa A. Gavales, Laura C. Kendall, Lynn L. Lane, Robert A. Leggett, III, Frederick A. Russ, and Geraldine L. Sedlar (each, an “Indemnitee”). The Company expects to enter into one or more additional Indemnification Agreements with future directors of the Company.

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide for indemnification to the fullest extent permitted by law and the North Carolina Business Corporation Act, which permit contracts such as the Indemnification Agreements. Each Indemnification Agreement provides contractual assurances that the indemnities promised by the Bylaws will continue to be available to the Indemnitee and includes provisions establishing procedures for determining and enforcing indemnification rights.

The foregoing summary of the Indemnification Agreements is qualified in its entirety by reference to the form of Indemnification Agreement included as Exhibit 10.109 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.109	Charles & Colvard, Ltd. Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun
James R. Braun
Vice President of Finance & Chief Financial Officer

Date: December 10, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.109	Charles & Colvard, Ltd. Form of Indemnification Agreement.